Exhibit 5.4

ATTORNEYS AT LAW ONE DETROIT CENTER 500 WOODWARD AVENUE, SUITE 2700 DETROIT, MI 48226-3489 313.234.7100 TEL 313.234.2800 FAX foley.com
December 7, 2010
CLIENT/MATTER NUMBER 077897-0101

Westborn Service Center, Inc.

c/o Cooper-Standard Automotive Inc.

39550 Orchard Hill Place Drive

Novi, Michigan 48375

Ladies and Gentlemen:

We have acted as special Michigan counsel to Westborn Service Center, Inc., a Michigan corporation (the “Company”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by Cooper-Standard Automotive Inc., an Ohio corporation (the “Issuer”), Cooper-Standard Holdings Inc., a Delaware corporation and the parent of the Company (“Holdings”), and certain subsidiaries of Holdings named on Annex I attached hereto (collectively with Holdings, the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of $450,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Exchange Note Guarantees”) relating to the Exchange Notes. The Exchange Notes and the Exchange Note Guarantees will be issued under an Indenture, dated as of May 11, 2010, between CSA Escrow Corporation, an indirect wholly-owned subsidiary of the Issuer (“CSA”) and U.S. Bank National Association, as Trustee (the “Trustee”), as amended by a Supplemental Indenture among the Issuer, Holdings, the Guarantors and the Trustee dated as of May 27, 2010 (the “Supplemental Indenture”) pursuant to which the Issuer assumed all of the obligations of CSA set forth in the Indenture and the Guarantors guaranteed the Issuer’s obligations under the Indenture and the Exchange Notes (as amended, the “Indenture”). The Exchange Notes will be offered by the Issuer in exchange for $450,000,000 aggregate principal amount of its outstanding 8 1/2% Senior Notes due 2018.

We have examined the Registration Statement and the Indenture. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers of the Company.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Westborn Service Center, Inc.

December 7, 2010

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Michigan.

2. The Company has the corporate power and authority to execute and deliver the Exchange Note Guarantees and perform its obligations thereunder.

3. The Exchange Note Guarantees, including the execution and delivery thereof, have been duly authorized by the Company and the Supplemental Indenture has been duly authorized and executed by the Company.

We do not express any opinion herein concerning any law other than the law of the State of Michigan.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Furthermore, Fried, Frank, Harris, Shriver & Jacobson LLP may rely on this opinion, as if it were addressed to them, in rendering their opinion that is being filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Foley & Lardner LLP
Foley & Lardner LLP

Westborn Service Center, Inc.

December 7, 2010

ANNEX I

SUBSIDIARY GUARANTORS

Legal Name	Jurisdiction of Incorporation

Cooper-Standard Automotive FHS Inc.	Delaware

Cooper-Standard Automotive Fluid Systems Mexico Holdings LLC	Delaware

Cooper-Standard Automotive NC L.L.C.	North Carolina

Cooper-Standard Automotive OH, LLC	Ohio

CSA Services Inc.	Ohio

NISCO Holding Company	Delaware

North American Rubber, Incorporated	Texas

StanTech, Inc.	Delaware

Sterling Investments Company	Delaware

Westborn Service Center, Inc.	Michigan